EXHIBIT 10.29


                              ADDENDUM TO AGREEMENT
                              (Dated June 17, 1999)

                                     BETWEEN

                         SPORTSPRIZE ENTERTAINMENT INC.,

                                       AND

                                 MICHAEL WIEDDER

WHEREAS:

A. The parties entered into an Agreement and Contract for Services effective June 17, 1999.
B.   The parties wish to amend the terms of the Agreement as set out below.

In exchange of mutual consideration of promises, the value of which is agreed upon by the Parties, the following amendments to the original terms are binding.

OPTIONS

1. Price of Renewal Options; the strike price of the Renewal Options shall be amended from $4.00 per share to $2.00 per share.

2. Amount of options for first six months; the amount of stock options that Wiedder shall receive for the first six months of services shall be amended as follows:

     a. From 50,000 to 100,000 with a strike price of $0.50, however if the offer to extend the contract is made to Wiedder at the end of the first six months and Wiedder does not accept, then these additional 50,000 options shall be canceled.

     b. If SportsPrize does not make the offer to extend to Wiedder then the additional 50,000 options shall vest immediately at the end of the six-month term.

3. Renewal options shall be reduced from 350,000 to 300,000 with vesting terms to remain the same as set out in the Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Addendum as of the 30th day of August, 1999.

/s/ illegible
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SPORTSPRIZE ENTERTAINMENT INC.


/s/ Michael Wiedder
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MICHAEL WIEDDER